Exhibit 10I

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            _________________________________________

                           AMENDMENT TO
           1996, 1997 AND 1998 STOCK OPTION AGREEMENTS
                    WITH DIVIDEND EQUIVALENTS
            _________________________________________



     The following constitutes an amendment of the terms of

each stock option granted with dividend equivalent rights

and an effective date on or after January 1, 1996 and before

January 1, 1999 under the provisions of the Ameritech 1989

Long Term Incentive Plan or the Ameritech Corporation Long-

Term Stock Incentive Plan (collectively the "Stock Option

Plans").  The applicable agreement issued with respect to

each such option currently provides that dividend equivalent

"Stock Units" are credited as of certain "Record Dates"

occurring on or before the earlier of the fifth anniversary

of the date of the option agreement or the date on which the

Participant's employment by the Company and its subsidiaries is terminated for any reason other than Retirement (as

defined in the option agreement).  Subject to all other

terms and conditions of the Stock Option Plans and the

applicable stock option agreement, in the event of a

termination of employment for reasons other than Retirement,

dividend equivalent Stock Units shall continue to be

credited as of the applicable Record Dates for so long as

the stock option or Stock Units attributable to the stock

option are outstanding, but in no event beyond the fifth

anniversary of the date of the option agreement.



Date: April 30, 1999                    AMERITECH CORPORATION



                              By _____________________________
                                   Its Corporate Secretary